UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2008

CLEARVIEW ACQUISITIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-134648	20-4069588

(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor
New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(646) 673-8427

(Registrant’s Telephone Number, Including Area Code)

BLACK SEA OIL, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Sale of Shares of Common Stock

          On December 12, 2008, Clearview Acquisitions, Inc., a Nevada corporation (the “Registrant”) issued 35,000,000 shares of its common stock, par value, $.0001 to Ms. Tatiana Mikitchuk, its sole officer and director, for the aggregate purchase price of $3,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

          As reported in Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 19, 2008, on November 18, 2008, the Registrant commenced an offering to raise $20,100 in capital by offering 20,100,000 shares of common stock at a purchase price of $0.001 per share. As of December 16, 2008, the Registrant sold 19,100,000 shares of the total common stock offered.

Section 8 – Other Events

Item 8.01 Other Events

Settlement Agreement

          During the period from March 29, 2007 through September 30, 2008, Bluewater Partners, S.A. (“Bluewater”) lent an aggregate of $99,876 to the Registrant, pursuant to the following promissory notes (the “Notes):

1.	Promissory Note dated March 29, 2007 in the principal amount of $5,000;

2.	Promissory Note dated April 15, 2007 in the principal amount of $11,783;

3.	Promissory Note dated July 11, 2007 in the principal amount of $7,475;

4.	Promissory Note dated October 29, 2007 in the principal amount of $19,975;

5.	Promissory Note dated January 9, 2008 in the principal amount of 13,000; and

6.	Promissory Note dated September 30, 2008 in the principal amount of $42,663.

          On November 30, 2008, Bluewater assigned $69,722.73 of the principal amount of the Notes to certain parties (the “Assignees”).

          On December 18, 2008, Bluewater Partners, S.A. and the Assignees (collectively, the “Petitioners”), filed an action against the Registrant in the Supreme Court of New York, County of New York (the “Court”), Case No. 08116892, wherein the Petitioners alleged that the Registrant breached its obligation to repay the Notes.

          Having acknowledged that the Notes are due and payable with accrued interest (except for a $4,000 repayment), on December 12, 2008, the Registrant entered into a Settlement

Agreement and Release (the “Agreement”), with the Petitioners, pursuant to which, the Registrant agreed to resolve the Petitioners’ claim against it for the agreed aggregate sum of $95,876.00 (the “Compromised Amount”). Pursuant to the Agreement, within ten (10) days following the entry of any order by the Court, the Registrant will issue and deliver to the Petitioners shares of the Registrant’s common stock, par value $.0001 per share, sufficient to satisfy the Compromised Amount and such shares will be issued pursuant to Section 3(a)(10) of the Act. The parties have agreed that an aggregate of 11,000,000 unrestricted shares of the Registrant’s common stock, valued at $0.008 per share will be issued to satisfy the Compromised Amount.

Private Placement

          On December 15, 2008, the Registrant commenced an offering to raise $500,000 in capital by offering units of its securities, each unit consisting of a 9% Convertible Note, in the form attached hereto as Exhibit 4.1, and one Warrant, in the form attached hereto as Exhibit 4.2. Each Note is convertible at $0.50 per share at the option of the holder or the Registrant and each Warrant gives the holder the right to purchase one share of the Registrant’s common stock at the purchase price of $0.75 per share, which shall be exercisable for a period of two years, commencing from the date of issuance. The offering of the units is being made pursuant to a private placement held under Regulations S and D promulgated under the Securities Act of 1933, as amended. The Regulation S and Regulation D Subscription Agreements are attached hereto as Exhibits 10.6 and 10.7.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

4.1	Form of 9% Convertible Note

4.2	Form of Warrant

10.6	Form of Regulation D Subscription Agreement

10.7	Form of Regulation S Subscription Agreement

10.8	Settlement Agreement and Release dated December 17, 2008 by and among Clearview Acquisitions Inc. and the Petitioners.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARVIEW ACQUISITIONS, INC.

By:	/s/ Tatiana Mikitchuk

Name:	Tatiana Mikitchuk
Title:	President

Date: December 19, 2008